SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.



                                   FORM 8-K



                                CURRENT REPORT



                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934





                                  May 10, 1999
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)





                             SMLX TECHNOLOGIES, INC.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter



         Colorado                  0-28154                 84-1337504
---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation              Number                   Number


                 376 Ansin Boulevard, Hallandale, Florida 33009
           ----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code




                                (954) 455-0110
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code




ITEM 5.  OTHER EVENTS

     Effective May 10, 1999, SMLX Technologies, Inc. (the "Company") entered into a Joint Venture Agreement with HelveStar S.A., a Swiss corporation based in Fribourg, Switzerland. The Agreement provides that the Company will jointly form a new Swiss corporation to be named "BioStar, S.A." to be owned 60% by HelveStar and 40% by the Company. HelveStar will contribute the initial capital of 100,000 Swiss Francs for BioStar and will advance working capital to BioStar for the first 24 months or until BioStar achieves positive cash flow from operating revenues, whichever first occurs. The Company will contribute to BioStar three license agreements for its core technologies, namely its Bioven, Saliva Test and Airbrator products. In addition, the Company will sell its rights to certain non-core technologies to BioStar in exchange for $2,400,000 payable in monthly installments of $100,000.

     Under the terms of the Agreement, the Company will be responsible for all research and development, new product evaluations and new product training for BioStar, HelveStar and their affiliates. The Company will cease all marketing activities for products covered by the joint venture except for existing agreements with distributors.

     HelveStar will assign individuals to serve as officers, employees and representatives of BioStar. The Board of Directors of BioStar will consist of six members, of which four will be designated by HelveStar and two will be designated by the Company. In addition, the Company has agreed to allow HelveStar to designate two persons to become Directors of the Company and support their election.

     In connection with the Joint Venture Agreement, the Company has agreed to grant HelveStar options to purchase 900,000 shares of its Common Stock at $1.58 per share. In addition, HelveStar has the right to purchase 2,250,000 shares of the Company's Common Stock at 50% of the market price on the last day prior to purchase that at least 5,000 shares were traded until May 3, 2001.
The 3,150,000 shares which HelveStar has the right to acquire gives it beneficial ownership of approximately 22.2% of the Company's Common Stock if exercised and based on today's outstanding stock.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) EXHIBITS.

         Exhibit 10.1   Joint Venture Agreement    Filed herewith
                        with HelveStar S.A.        electronically




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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       SMLX TECHNOLOGIES, INC.


Dated: May 26, 1999                    By:/s/ Colin N. Jones
                                          Colin N. Jones, President

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